UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2006

GENESIS HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	000-50351	20-0023783

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East State Street, Kennett Square, PA 19348

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 610-444-6350

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     The information contained in Item 2.02 of this Current Report and in the press release attached as Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information contained in Item 2.02 of this Current Report and in the press release attached as Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document or filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 2.02	Results of Operations and Financial Condition.

     The following information, including the text of the press release attached as Exhibit 99.1, is furnished pursuant to Item 2.02 Results of Operations and Financial Condition.

     On April 27, 2006, Genesis HealthCare Corporation (GHC) reported its results for the fiscal quarter ended March 31, 2006. The earnings release is attached hereto as Exhibit 99.1.

     The earnings release attached hereto as Exhibit 99.1 includes EBITDA which is a non-GAAP financial measure. For purposes of SEC Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. In this regard, GAAP refers to accounting principles generally accepted in the United States of America. Pursuant to the requirements of Regulation G, GHC has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

     GHC’s management believes that the presentation of EBITDA provides useful information to investors regarding GHC’s results of operations because EBITDA is useful for trending, analyzing and benchmarking the performance and value of GHC’s business. By excluding certain expenses and other items that may not be indicative of GHC’s core business operating results, this non-GAAP financial measure:

•	allows investors to evaluate GHC’s performance from management’s perspective, resulting in greater transparency with respect to supplemental information used by GHC in its financial and operational decision making;
•	facilitates comparisons with prior periods and reflects the principal basis on which management monitors financial performance; and
•	facilitates comparisons with the performance of others in the long-term care services industry.

     GHC uses EBITDA primarily as a performance measure and believes that the GAAP financial measure most directly comparable to EBITDA is net income. GHC uses EBITDA as a measure to assess the relative performance of its eldercare properties and other of its operating businesses, as well as the employees responsible for operating such businesses. EBITDA is useful in this regard because it does not include such costs as interest expense, income taxes and depreciation and amortization expense which may vary from business unit to business unit depending upon such factors as the method used to finance the original purchase of the business unit or the tax law in the state in which a business unit operates. By excluding such factors when measuring financial performance, many of which are outside of the control of the employees responsible for operating GHC’s business units, management is better able to evaluate the operating performance of the business unit and the employees responsible for business unit performance. Consequently, GHC’s management uses EBITDA to determine the extent to which GHC’s employees have met performance goals, and therefore may or may not be eligible for incentive compensation awards.

     GHC also uses EBITDA in its annual budget process. GHC believes EBITDA facilitates internal comparisons to historical operating performance of prior periods and external comparisons to competitors’ historical operating performance. The presentation of this non-GAAP financial measures is consistent with GHC’s past practice and GHC believes such measures further enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods.

     Although GHC uses EBITDA as a financial measure to assess the performance of its business, the use of EBITDA is limited because it does not consider certain material costs necessary to operate its business. These costs include the cost to service GHC’s debt, the non-cash depreciation and amortization associated with GHC’s long-lived assets, the cost of GHC’s federal and state tax obligations, GHC’s share of the earnings or losses of GHC’s less than 100% owned operations and the operating results of GHC’s discontinued businesses. Because EBITDA does not consider these important elements of GHC’s cost structure, a user of GHC’s financial information who relies on EBITDA as the only measure of GHC’s performance could draw an incomplete or misleading conclusion regarding GHC’s financial performance. Consequently, a user of GHC’s financial information should consider net income an important measure of GHC’s financial performance because it provides the most complete measure of GHC’s performance.

     GHC defines EBITDA as earnings from continuing operations before equity in net income (loss) of unconsolidated affiliates, minority interests, interest expense, income taxes, depreciation and amortization. Other companies may define EBITDA differently and, as a result, GHC’s measure of EBITDA may not be directly comparable to EBITDA of other companies. EBITDA does not represent net income as defined by GAAP and should be considered in addition to, not as a substitute for, or superior to, GAAP financial measures.

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

     On April 27, 2006, GHC’s management and its Audit Committee concluded that GHC will restate its previously issued financial statements for the fiscal years ended September 30, 2003, 2004 and 2005 and the fiscal quarter ended December 31, 2005. Accordingly, the previously issued financial statements for fiscal years ended September 30, 2003, 2004 and 2005 and the fiscal quarter ended December 31, 2005 should no longer be relied upon.

     Historically, GHC recorded outstanding losses and loss expenses for both general and professional liability and workers’ compensation liability based on the estimates of the amount of reported losses together with a provision for losses incurred but not reported, based on the recommendations of an independent actuary, and GHC management’s judgment using its past experience and industry experience. General and professional liability and workers’ compensation claims were discounted at a rate of 4.5% during the fiscal years ended September 30, 2003, 2004 and 2005 and the fiscal quarter ended December 31, 2005. This rate estimated the present value of funds required to pay losses at a future date.

     During the fiscal year ended September 30, 2005, GHC identified and corrected certain errors in previously issued consolidated financial statements related to accounting for operating lease expense on a straight-line basis, the classification of certain leases, accounting for GHC’s stock held in its deferred compensation plan, the useful lives assigned to certain fixed assets and unaccrued costs resulting from purchasing cut-off procedures. Based upon its evaluation, GHC’s management concluded that the errors were not material to GHC’s consolidated financial statements taken as a whole and adjusted for the errors in the period such errors were identified.

     In connection with its response to review letters from the Securities and Exchange Commission relating to GHC’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005 and Quarterly Report for the fiscal quarter ended December 31, 2005, and after review and consultation with its Audit Committee and KPMG, LLP, its independent registered public accounting firm, GHC determined that its loss reserves in connection with its self-insurance programs should be reported on an undiscounted basis to comply with generally accepted accounting principles. The financial statements for the fiscal years ended September 30, 2003, 2004 and 2005 and the fiscal quarter ended December 31, 2005 will be restated to reflect general and professional liability claims and workers’ compensation claims on a non-discounted basis. The restatement will also correct the previously reported errors described above to include them in the appropriate period.

     GHC’s management and its Audit Committee have discussed the matters disclosed in this Current Report and the attached press release with KPMG, LLP, its independent registered public accounting firm.

     GHC plans to file an amended Annual Report on Form 10-K/A for the fiscal year ended September 30, 2005 as soon as practicable following the filing of its quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2006. Management has not yet completed its evaluation of internal controls relating to this restatement.

Item 7.01	Regulation FD

     On April 26, 2006, GHC’s Board of Directors authorized the repurchase of up to $150.0 million of the Company’s common stock, with such repurchases to take place at GHC management’s discretion and/or under pre-established, non-discretionary programs from time to time, depending on market conditions, in the open market and in privately negotiated transactions, subject to any covenants or restrictions contained in agreements governing GHC’s indebtedness.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit	Description

99.1	Earnings release issued by Genesis HealthCare Corporation on April 27, 2006.

Statements made in this Current Report ,GHC’s website and in its other public filings and releases, which are not historical facts contain “forward-looking” statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “target,” “appears” and similar expressions. Such forward looking statements include, without limitation, expected reimbursement rates, including RUGs changes, GHC’s net operating loss carryforwards, GHC’s 2006 effective tax rate, agency labor utilization, wage rates, debt repayments, share repurchases, provider tax assessments, changes in state Medicaid rates, plans to improve the operating performance of GHC’s Rehabilitation services segment and progress to date, the extent and effectiveness of GHC’s facilities’ renovation program, levels of lease expense, interest expense, depreciation expense, capital spending, anticipated results of operations for fiscal 2006 and the anticipated impact of the restatement of GHC’s historical financial statements. Factors that could cause actual results to differ materially include, but are not limited to, the following: changes in GHC’s estimates of the impact of the restatement, costs, changes in the reimbursement rates or methods of payment from Medicare or Medicaid, or the implementation of other measures to reduce reimbursement for GHC’s services; efforts of third party payors to control costs; the impact of federal and state regulations; changes in payor mix and payment methodologies; competition in GHC’s business; an increase in insurance costs and potential liability for losses not covered by, or in excess of, GHC insurance; competition for and availability of qualified staff in the healthcare industry; GHC’s ability to control operating costs, and generate sufficient cash flow to meet operational and financial requirements; and an economic downturn or changes in the laws affecting GHC’s business in those markets in which GHC operates. The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond GHC’s control. GHC cautions investors that any forward-looking statements made by it are not guarantees of future performance. GHC disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2006	GENESIS HEALTHCARE CORPORATION

	By:	/s/ James V. McKeon

		Name:	James V. McKeon
		Title:	Chief Financial Officer